Exhibit 10.2

AMENDMENT NO. 1 TO

SIXTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY
OPERATING AGREEMENT
OF FC-GEN OPERATIONS INVESTMENT, LLC

RECITALS

THIS AMENDMENT NO. 1 TO THE SIXTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF FC-GEN OPERATIONS INVESTMENT, LLC (this “Amendment”), dated as of April 1, 2015, is entered into by SUN HEALTHCARE GROUP, INC., a Delaware corporation, as the Managing Member.

WHEREAS, the Company was formed pursuant to the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., by the filing of a Certificate of Formation with the Secretary of the State of Delaware on August 9, 2010; and

WHEREAS, the Company operates under the Sixth Amended and Restated Limited Liability Company Operating Agreement of the Company, dated as of February 2, 2015 (the “Operating Agreement”); and

WHEREAS, pursuant to the terms of the Operating Agreement, the Operating Agreement may be amended by the consent of the Managing Member and consent of a Majority in Interest of the Members; and

WHEREAS, the Managing Member, through Company Units held and held as nominee for the Non-Managing Members, constitutes a Majority in Interest of the Members; and

WHEREAS, the Managing Member now desires to amend the Operating Agreement as set forth herein.

NOW, THEREFORE, the Operating Agreement is hereby amended as follows:

AGREEMENT

Section 1.1                                    Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Operating Agreement.

Section 1.2                                    Amendments to the Operating Agreement. The Operating Agreement is hereby amended to add a new Section 15.19, to read as follows:

“Section 15.19                                                                Certification of Company Units.

(a)                                 At the discretion of the Managing Member, the Company may issue certificates representing Company Units.

(b)                                 To the extent any Company Units are represented by certificates, any or all of the signatures on a certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

(c)                                  The Managing Member may direct a new certificate or uncertificated Company Units be issued in place of any certificate theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed.  When authorizing such issuance of a new certificate or uncertificated Company Unit, the Managing Member may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to advertise the same in such manner as the Managing Member shall require and/or to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate or uncertificated Company Units.

(d)                                 Subject to the provisions of Article X, transfers of certificated Company Units shall be made only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Company shall determine to waive such requirement.  Every certificate exchanged, returned or surrendered to the Company shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Company or the transfer agent thereof.  No transfer of Company Units shall be valid as against the Company for any purpose until it shall have been entered in the records of the Company by an entry showing from and to whom transferred.”

Section 1.3                                    Limitation. The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Operating Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy that the Company or the Members may now have or may have in the future under or in connection with the Operating Agreement or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof.  Except as expressly amended hereby, the Operating Agreement shall continue in full force and effect.

Section 1.4                                    Effectiveness. This Amendment shall become effective as of the date first written above.

Section 1.5                                    Governing Law. This Amendment, including its existence, validity, construction, and operating effect, and the rights of each of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law.

Section 1.6                                    Binding Effect. Except as otherwise expressly provided herein, this Amendment shall be binding on and inure to the benefit of the Members, their heirs, executors, administrators, successors and all other Persons hereafter holding, having or receiving an interest in the Company, whether as Assignees, Substituted Members or otherwise.

[Signature page follows.]

IN WITNESS WHEREOF, the Managing Member has caused this Amendment to be executed as of the date first written above.

SUN HEALTHCARE GROUP, INC., a Delaware corporation, for itself and as nominee for the Non-Managing Members

By:	/s/ Michael S. Sherman
Name: Michael S. Sherman
Title: SVP